EXHIBIT 4(b)
                   REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of January 14, 1994, by and among HUBCO, INC., a New Jersey corporation and registered bank holding company (together with its successors, the "Company"), and the parties named on Schedule I attached hereto (together with each of their respective successors and assigns, each a "Holder" and, collectively, the "Holders").


                              RECITALS


     A. The Holders propose to acquire up to an aggregate principal amount of $25,000,000 7.75% Subordinated Debentures due 2004 to be issued by the Company (the "Securities"), upon the terms set forth in those certain Purchase Agreements dated as of January 14, 1994 between the Company and each of the respective initial Holders (each, a "Purchase Agreement" and collectively, the "Purchase Agreements"), in the respective principal amounts set forth in Schedule I hereto.

     B. As an inducement to the initial Holders to enter into the Purchase Agreements and in satisfaction of a condition to the obligations of the initial Holders under the Purchase Agreements, the Company has agreed to grant to each of the Holders certain registration rights, exercisable when the Company files with the SEC (as defined below) a registration statement on an appropriate form under the Securities Act of 1933, as amended, with respect to a proposed offer (a "Registered Exchange Offer") to the Holders to issue and deliver to the Holders, in exchange for the Securities, a like principal amount of the New Securities (as defined below).

     C. The parties hereto desire to set forth the terms and conditions of the Company's covenants and agreements in respect of the proposed Registered Exchange Offer and compliance with all applicable securities laws and regulations.

     D. Therefore, in consideration of the premises and the mutual agreements contained herein, the Company agrees with the initial Holders, for the benefit of the holders of the Securities (including, without limitation, the initial Holders), as follows:

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                             AGREEMENT

1.   Definitions

     As used in this Agreement, the following capitalized terms shall have the following meanings:



               Affiliate of Any Person: Any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               Agent: Any Person authorized to act and who acts on behalf of any Holder with respect to the transactions contemplated by this Agreement.

               Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

               Majority Holders: At any time, the holders of at least a majority of the then outstanding aggregate principal amount of Securities and New Securities (if any), excluding any such Securities or New Securities then held by the Company or any Affiliate of the Company.

               New Securities: A like principal amount of debentures of the Company identical in all material respects to the original Securities except that the New Securities will be registered under the Securities Act, shall not bear the transfer restrictions set forth on the face of the Securities and shall not contain the interest rate step-up provision set forth in paragraph 18 of the Securities.

               Person: An individual, partnership, corporation, trust, entity or unincorporated organization, or a government or agency or political subdivision thereof.

               Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Securities or New Securities covered by the Registration Statement and all amendments and supplements to such prospectus, including post-effective




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     amendments and all material incorporated by reference in such prospectus.

               Registration Expenses:  See Section 5 hereof.

               Registration Statement: Any registration statement of the Company which covers Securities or New Securities pursuant to the provisions of this Agreement, including
     (i) the Prospectus contained therein, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments and (iv) all exhibits and all material incorporated by reference in such Registration Statement.

               Securities: has the meaning set forth in recital A, hereto.

               Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder, as in effect from time to time.

               SEC: The Securities and Exchange Commission and any successor entity.

               Trust Indenture Act:  The Trust Indenture Act of
     1939, as amended.

Unless the context otherwise requires: (i) "or" is not exclusive;
and (ii) words in the singular include the plural and words in the plural include the singular.

2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Securities.

3. Registered Exchange Offer. (a) The Company shall prepare and, on a date that is not later than 180 days after the date on which the Company delivers the Securities to the initial Holders of such Securities pursuant to the Purchase Agreements (the "Closing Date"), file with the SEC and exercise its best efforts to cause to become effective a Registration Statement on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, shall upon the effectiveness of such Registration Statement promptly commence the Registered Exchange Offer and shall cause the same to remain open for a period of not less than the period required under applicable Federal and state securities laws, all such actions to be conducted in accordance with such procedures, as may be required by the applicable provisions of the Exchange Act, it being the object of such Registered Exchange Offer to enable each Holder of Securities electing to exchange Securities for New Securities (provided that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the New


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Securities in the ordinary course of such Holder's business and has no arrangements with any Person to participate in the distribution of the New Securities) to trade such New Securities from and after their receipt without any limitations or restrictions under the Securities Act. In connection with such Registered Exchange Offer, the Company shall take such other and further action, including, without limitation, appropriate filings under state securities laws, as may be necessary to realize the foregoing objective in compliance with all applicable laws; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not be required to qualify but for this sentence.

     The New Securities may be issued in the Registered Exchange Offer under (i) the indenture (the "Indenture") between the Company and Summit Bank, as trustee, dated January 14, 1994 substantially in the form previously furnished the Holders, provided it has been qualified by such date under the Trust Indenture Act or (ii) an indenture substantially similar to the Indenture, which upon the date of commencement of the Registered Exchange Offer shall be qualified under the Trust Indenture Act and which in either event will provide that the New Securities will not be subject to the transfer restrictions set forth in the Indenture and that both the New Securities and the Securities will vote and consent together on all matters as one class and that neither the New Securities nor the Securities will have the right to vote or consent as a separate class on any matter. Although the Company will use its best efforts to cause the Registration Statement to become effective, the Company cannot ensure that the SEC (i) will declare the Registration Statement effective or (ii) will not change prevailing interpretations that currently would permit the Company to effect a Registered Exchange Offer as contemplated hereby.

     (b) In addition to the interest required to be paid pursuant to paragraph 1. of the Securities, if a Registration Statement with respect to a Registered Exchange Offer shall not have been filed and declared effective pursuant to Section 3 hereof and a Registered Exchange Offer to the Holders of Securities commenced, and a Shelf Registration Statement shall not have been filed and declared effective, on or before the date that is 180 days pursuant to Section 4 hereof, following the Closing Date (the "Additional Interest Date"), then commencing on that date and thereafter interest shall accrue with respect to the Securities at the rate of one percent (1.00%) per annum, which interest shall be payable by the Company to the Holders thereof on each of the interest payment dates set forth on the Securities after which any additional interest accrues pursuant to this subsection 3(b), in the manner and subject to the same terms and conditions set forth in the Indenture (as defined below), as nearly as may be as though the interest rate provided in paragraph 1. of the Securities had been


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increased by one percent (1.00%) per annum.  Such additional interest shall cease to accrue on and after the date on which a Registration Statement with respect to a Registered Exchange Offer is filed and declared effective and a Registered Exchange Offer to the Holders of Securities commenced, pursuant to Section 3 hereof or a Shelf Registration Statement is declared effective pursuant to
Section 4 hereof (in each case, the "Effective Date"), and any such additional interest accrued on a Security but unpaid on such Effective Date shall be due and payable on the interest payment date next succeeding the Effective Date to the holder of record of such Security at the close of business on the date preceding the Effective Date.

     (c) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

     (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

     (ii) deliver to the Trustee under the Indenture for cancellation all Securities so accepted for exchange; and

     (iii) cause the Trustee promptly to authenticate and deliver to each Holder New Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

4. Shelf Registration. The following provisions shall apply (i) if, because of any change in law or applicable interpretations thereof by the SEC's staff, the Company determines upon the advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 3 hereof, or
(ii) if for any other reason the Registration Statement relating to the Registered Exchange Offer is not declared effective and the Registered Exchange Offer consummated within 180 days after the Closing Date:

     (a) The Company shall file with the SEC and thereafter use its best efforts to cause to be declared effective under the Securities Act as promptly as practicable a "shelf" Registration Statement which covers the Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (a "Shelf Registration Statement") relating to the offer and sale of the Securities by the Holders from time to time and in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

     (b) No securities other than the Securities shall be included in a Shelf Registration Statement without the consent of the Majority Holders.



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     (c)  The Company shall use its best efforts to keep the Shelf
Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date the Shelf Registration Statement is declared effective by the SEC (exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Shelf Registration Statement) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or may be sold without any limitations or restrictions pursuant to Rule 144(k) under the Securities Act or any similar rule that may be adopted by the SEC (in any such case, such period being called the "Shelf Registration Period").

     (d) The Majority Holders may on one occasion elect to sell the Securities included in a Shelf Registration Statement in an underwritten offering. In connection with any such offering, the Company shall enter into an underwriting agreement with underwriters reasonably acceptable to the Company and the Majority Holders.

5.   Registration Procedures

     In connection with any Registered Exchange Offer or Shelf
Registration Statement contemplated herein the following provisions shall apply:

     (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein, except in the case of the preparation of the initial Registration Statement), the Company will within seven business days of filing, furnish to the Holders copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable the Holders to review such documents prior to the filing thereof and, in the case of a Shelf Registration Statement, the Company agrees not to file any such Registration Statement or amendment or supplement (i) to which the managing underwriters of the applicable offering, if any, or the Majority Holders shall have reasonably objected in writing within four business days after receipt of such documents, to the effect that such Registration Statement or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or
(ii) to which any Holder whose Securities are covered by a Shelf Registration Statement shall have reasonably objected, within four business days after receipt of such documents, as to any particular information that is to be contained in such Registration Statement, amendment or supplement and relates specifically to such Holder, including without limitation any information describing the manner in which such Holder acquired such Securities and the intended


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method or methods of distribution of such Securities, and if the
Company is unable to file any such documents due to the objections of the underwriters or such Holders, the Company shall use its best efforts to cooperate with such underwriters and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and Holders;

     (b) subject to the review period required by paragraph (a) above, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for (i) in the case of a Registered Exchange Offer, a period of not less than 180 days or such shorter period which will terminate when all Securities have been exchanged for New Securities under the Registration Statement and (ii) in the case of a Shelf Registration Statement, the period required by Section 4(c) hereof;

     (c) the Company will ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that in each case (i, ii and iii above), the Company shall be entitled to rely on the information supplied to it by any Holder or underwriter expressly for inclusion in the Registration Statement or amendment thereto, or Prospectus;

     (d) notify the Holders promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or New Securities, as the case may be, for sale in any jurisdiction or the initiation or


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threatening of any proceeding for such purpose, and (5) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference so that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); provided, that in any event the Company shall be entitled to rely on the information supplied to it by any Holder or underwriter expressly for inclusion in the Registration Statement or amendment thereto, or Prospectus;

     (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration
Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction at the earliest possible moment;

     (f) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to the Holders;

     (g) use its best efforts to cause the Securities or New Securities covered by the Registration Statement to be registered with or qualified (or exempted from such registration or qualification) by such other governmental agencies or authorities or under such state securities laws within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such New Securities in compliance with the blue sky laws of any applicable jurisdiction; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not be required to qualify but for this sentence;

     (h) upon the occurrence of any event contemplated by paragraph (d)(5) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Securities or New Securities, as the case may be, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements


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therein in the light of the circumstances under which they were made, not misleading; provided, that in any event the Company shall be entitled to rely on the information supplied to it by any Holder or underwriter expressly for inclusion in the Registration
Statement or amendment thereto, or Prospectus;

     (i) Not later than the effective date of any such Registration Statement, the Company will provide a CUSIP number for the Securities or New Securities covered by such Registration Statement and provide the applicable trustee with printed certificates for the Securities or New Securities, as the case may be, not bearing any restrictive legend and in a form eligible for deposit with The Depository Trust Company;

     (j) the Company will use all reasonable efforts to comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration Statement;

     (k) if requested by the Holders, use its best efforts to cause all Securities or New Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities, if any, issued by the Company are then listed;

     (l) the Company shall cause the Indenture, or an indenture substantially identical to the Indenture relating to the Securities or New Securities, as the case may be, to be qualified under the Trust Indenture Act, in a timely manner.

     (m) the Company will furnish to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference);

     (n) the Company will, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus or any amendment or supplement thereto;

     (o) the Company shall, if reasonably requested, promptly incorporate in a Prospectus supplement or post-effective amendment


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to a Shelf Registration Statement, such information as the Majority
Holders reasonably agree should be included therein relating to the sale of the Securities and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (p) in the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative or representatives of the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any counsel, accountant or other agent retained by any Holder or any such underwriter (each, and "Inspector"), during reasonable business hours all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by any Inspector in connection with any such Registration Statement as is customary for similar due diligence examinations; provided that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Inspector (other than as to Holders) and by any Holders receiving such information unless (1) disclosure of such information is required by court or administrative order, (2) such information becomes generally available to the public other than as a result of a disclosure by such Inspector or a Holder in violation of this paragraph or (3) such party rightfully receives such information from any third party without an accompanying obligation of confidentiality, such information is already in such party's possession without an accompanying obligation of confidentiality or such information is approved for release by the Company in writing; (ii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreements; (iii) obtain an opinion of counsel reasonably acceptable to the Majority Holders, addressed to each Holder of Securities registered thereunder and the underwriters, if any and covering such matters as may reasonably be requested by the Majority Holders and such underwriters; provided that such matters are customarily covered in opinions requested in underwritten offerings; (iv) obtain "cold comfort" letters or updates thereof, as appropriate, from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and


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financial data are, or are required to be, included in the Shelf
Registration Statement), addressed to each Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings or if the provision of such "cold comfort" letters is not permitted by Statement of Auditing Standards No. 72 of the American Institute of Certified Public Accountants ("AICPA") or if requested by the Majority Holders or the underwriters, if any, in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement of Auditing Standards No. 35 of the AICPA, covering matters requested by the Majority Holders or such underwriters, as the case may be; and (v) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the underwriters, if any, including those to evidence compliance with Section 5(h) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (ii), (iii),
(iv) and (v) of this Section shall be performed at (A) the effectiveness of the Shelf Registration Statement and each post-effective amendment thereto and (B) as and to the extent required under any underwriting or similar agreement; and

     (q) in the case of any Shelf Registration Statement, the Company shall not effect any public or private sale or distribution of its debt securities, including a sale pursuant to Regulation D under the Securities Act, during the period beginning on the date of pricing and ending on the closing date of any underwritten offering made pursuant to such Shelf Registration Statement, to the extent timely requested in writing by the underwriters (except as part of such underwritten registration or pursuant to registration on Form S-4 or S-8 or any successor form to such Form).

6.   Registration Expenses

     Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, (including with respect to filings, if any, required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities or New Securities, as the case may be, and determination of their eligibility for investment under the laws of the various states of the United States), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm or counsel designated by the Holders to act as counsel for the Holders in connection with any Registered Exchange Offer or Shelf Registration Statement, and


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of all independent certified public accountants, the fees and expenses incurred in connection with the listing, if any, of the Securities or New Securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and rating agency fees) (provided, however, that any underwriting discounts, commissions or fees attributable to the sale by the Holders of Securities included in any underwritten offering shall be excluded) shall be borne by the Company and the Company will promptly reimburse each Holder for any such expenses incurred by it.

     Except as provided above, all expenses of the Holders incident to the Holders' sale of Securities, including without limitation all fees and expenses of legal counsel (other than the one legal counsel for the Holders whose fees the Company has agreed to pay) and other advisors to the Holders, out-of-pocket expenses of the Holders, salaries of officers and employees of the Holders and travel costs of the Holders, their agents and employees shall be borne by the Holders.

7.   Indemnification and Contribution

     (a) Indemnification by Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its affiliates, officers and directors, their Agents and each Person who controls each such Holder (within the meaning of the Securities Act) (each, an "indemnified party") against all losses, claims, damages, liabilities (or actions in respect thereto) and expenses to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities as such expenses are incurred, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or any amendment thereof or supplement thereto, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except if it is finally determined that any information furnished in writing to the Company by such Holder, expressly for use therein contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) Indemnification by Holders. In connection with any Shelf Registration Statement covering Securities, each Holder any of whose Securities are covered thereby shall furnish to the Company in writing such information and affidavits with respect to such


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Holder as the Company reasonably requests for use in connection with such Registration Statement, any related Prospectus or preliminary Prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, the Company's directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act) and any investment adviser thereof or agent therefor (each, an "indemnified party"), against all losses, claims, damages, liabilities and expenses (including costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any related Prospectus or preliminary Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. Notwithstanding any other provision hereof, in no event shall the indemnification obligation of any Holder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such obligation.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 7 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party and, in that case, the indemnified party shall have the right to participate in the conduct of such defense provided that it will pay for the fees of its own counsel. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the judgment of counsel to the indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. Without the consent of the indemnified party, the indemnifying party will not consent to entry of any judgment or enter into any settlement in connection with any claim or litigation with respect to any indemnified party which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d)  Contribution.

     (i) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to any indemnified party hereunder or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other hand in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. All Holders' obligations in this paragraph (d) to contribute are several and not joint.

     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the contribution obligation of any Holder be greater in amount than the excess of (A) the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such contribution obligation over (B) the dollar amount of any damages that such Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) The Company will also indemnify and grant the right of contribution to, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the exchange or distribution of the New Securities or the offering of Securities pursuant to a Shelf Registration Statement, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above in paragraphs (a) and (d) with respect to each Holder.

     (f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder within the meaning of the Securities Act, and the obligations of the Holders under this
Section 7 shall be in addition to any liability which the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of any Purchase Agreement or this Agreement, (ii) any investigation made by or on behalf of the Holders, their respective officers or directors or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any Person controlling the Company and (iii) acceptance of and payment for any of the Securities or acceptance of any of the New Securities.

8.   Holder Covenants.

     (a) Each Holder agrees, by acquisition of the Securities that, upon receipt of any written notice from the Company of the happening of any event described in Section 5(d)(2) (other than requests for additional information), (3), (4) or (5), such Holder shall forthwith discontinue disposition of any Securities (but, in the case of an event described in Section 5(d)(4), in the affected jurisdiction or jurisdictions only) covered by the affected Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d) or 5(h) or until such Holder is (it being agreed by the Company that the underwriters, if any, shall also be) advised in writing by the Company that the use of the applicable Prospectus may be resumed.

     (b) In connection with any underwritten public offering of Securities, the managing underwriter of such offering shall be a nationally recognized investment banking firm selected by the Majority Holders and reasonably acceptable to the Company.

     (c) No Holder may participate in any underwritten public offering of Securities unless such Holder (i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay such Holder's pro rata portion (determined on the basis of the percentage of the aggregate principal amount of all Securities included in such offering represented by the Securities sold by such Holder in such offering) of all underwriting discounts and commissions.

     (d) Each Holder shall use its best efforts to cooperate with the Company in all reasonable respects in connection with the preparation and filing of the Shelf Registration Statement hereunder in which such Holder's Securities are included.

9.   Miscellaneous

     (a) Remedies. Without limiting the rights of the Holders to pursue all other legal and equitable remedies available for any breach of the provisions of this Agreement, including recovery of damages, each will be entitled to specific performance of their rights under this Agreement. The Company expressly agrees that monetary damages would not be adequate compensation for any loss incurred by each of the Holders by reason of a breach by it of the provisions of this Agreement and that each Holder would sustain irreparable harm, and therefore further agrees that they shall be entitled to specific performance to prevent any such breach or any continuing breach hereof and to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

     (c) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal 13 Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

          (i)  If to the Company:

               HUBCO, Inc.
               3100 Bergenline Avenue
               Union City, New Jersey  07087
               Attention:  Mr. Kenneth T. Neilson, President
               (201) 348-2300

               with a copy to:

               Clapp & Eisenberg, P.C.
               One Newark Center
               Newark, N.J.  07102
               Attention:  Ronald H. Janis, Esq.
               (201) 642-3900

          (ii) If to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder set forth on the signature pages hereof or the address otherwise provided in writing to the Company by such Holder.

     (d) Amendments and Waivers. The provisions of this Agreement, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the Company and each of the Holders whose rights are affected thereby. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of at least a majority of the then outstanding aggregate principal amount of the securities being sold rather than registered under such Registration Statement (excluding any such securities held by the Company or any Affiliate of the Company).
No discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by each of the parties. A waiver by any party of any breach or violation of any term of this Agreement shall not be deemed or construed as a waiver of any other breach or violation hereof.

     (e) Successors and Assigns. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, including without limitation and without the need for an express assignment, subsequent holders of Securities and of New Securities. Nothing herein shall be construed to provide any rights to any other entity or individual.

     (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     (g) Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey governing contracts to be made and performed therein without giving effect to principles of conflicts of law.

     (i) Severability. Should any part, term, condition or provision hereof or the application thereof be declared illegal, invalid or otherwise unenforceable or in conflict with any other law by a court of competent jurisdiction, the validity of the remaining parts, terms, conditions or provisions of this Agreement shall not be affected thereby, and the illegal, invalid or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact, except to the extent necessary to conform to the redrafted portions hereof.

     (j) Entire Agreement. This Agreement and the Indenture and Purchase Agreements set forth the entire agreement and understanding between the parties and supersedes all proposals, commitments, writings, negotiations, discussions, agreements and understandings, oral or written, of every kind and nature between them concerning the subject matter hereof.

     (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


     HUBCO, INC.



     By:/s/ Kenneth T. Neilson
        -----------------------------
        Name:  Kenneth T. Neilson
        Title: President


     MORGAN GUARANTY TRUST COMPANY OF
      NEW YORK, as TRUSTEE OF A
      COMMINGLED PENSION TRUST FUND



     By:/s/ E. Clifford Cole
        -----------------------------
        Name: E. Clifford Cole

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


     HUBCO, INC.



     By:/s/ Kenneth T. Neilson
        -----------------------------
        Name:  Kenneth T. Neilson
        Title: President

     J.P. MORGAN INVESTMENT MANAGEMENT,
      INC., an INVESTMENT MANAGER



     By:/s/ E. Clifford Cole
        -----------------------------
        Name: E. Clifford Cole
        1600 Market Street
        4th Floor
        Philadelphia, PA 19103

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


     HUBCO, INC.



     By:/s/ Kenneth T. Neilson
        -----------------------------
        Name:  Kenneth T. Neilson
        Title: President

     BANKERS TRUST COMPANY, as TRUSTEE
      FOR THE JOHNSON & JOHNSON MASTER
      PENSION TRUST



     By:/s/ Daniel C. Mueller
        -----------------------------
        Name: Daniel C. Mueller
        280 Park Avenue
        New York, NY 10017

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


     HUBCO, INC.



     By:/s/ Kenneth T. Neilson
        -----------------------------
        Name:  Kenneth T. Neilson
        Title: President

     PROVIDENT MUTUAL LIFE INSURANCE
      COMPANY OF PHILADELPHIA



     By:/s/ John P. Lloyd
        -----------------------------
        Name: John P. Lloyd
        1600 Market Street
        4th Floor
        Philadelphia, PA 19103

                             Schedule I

                               to the

                   Registration Rights Agreement




     Morgan Guaranty Trust Company of
       New York, as Trustee of a Commingled
       Pension Trust Fund                        $20,800,000


     J.P. Morgan Investment Management,
       Inc., as Investment Manager               $   500,000


     Bankers Trust Company, as Trustee
      for the Johnson & Johnson Master
      Pension Trust                              $   700,000


     Provident Mutual Life Insurance
      Company of Philadelphia                    $ 3,000,000